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                   ITEM 6. EXHIBITS AND REPORTSON FORM 8-K

                               EXHIBIT 10(KK)
                      AMENDMENT TO EMPLOYMENT AGREEMENT
                           DATED AS OF MAY 3, 1996
                         BY AND BETWEEN THE COMPANY
                             AND IRWIN SELINGER

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                      AMENDMENT TO EMPLOYMENT AGREEMENT
                                   BETWEEN
                     GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                     AND
                               IRWIN SELINGER



          AMENDMENT, dated as of May 3, 1996 (the "Amendment"), to the Employment Agreement dated as of July 8, 1981, as amended on June 19, 1991, by and between Graham-Field Health Products, Inc., a Delaware corporation (the "Corporation"), and Irwin Selinger ("Selinger").

                      W I T N E S S E T H:

          WHEREAS, the Corporation and Selinger are parties to an Employment Agreement dated as of July 8, 1981, as amended on June
19, 1991 (the "Employment Agreement");

          WHEREAS, the Corporation and Selinger have agreed to amend and modify certain terms and provisions of the Employment
Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and modify the Employment Agreement as follows:

          1. The term of the Employment Agreement, which is due to expire on July 8, 1996, shall be extended for an additional five (5) year period ending July 8, 2001 (the "New Term").

          2. Effective as of January 1, 1997 (the "Effective Date"), the Corporation shall pay Selinger an annual salary during the 1997 calendar year (the "Base Year") of $300,000 (the "New Base Salary"). The annual salary during each year of the New Term following the Base Year shall be such amount as the Corporation and Selinger shall agree upon and shall not be less than the New Base

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Salary increased in each subsequent year of the
New Term by an amount which is determined by multiplying the New Base Salary by the percentage increase, if any, of the Consumer Price Index for all Urban Workers (New York - Northeastern New Jersey) (1967=100), issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") for such subsequent year over the Index for the Base Year. The New Base Salary shall be payable in equal, or as nearly equal as may be practicable, installments not less frequently than semimonthly. The Employment Agreement, as amended, shall not be deemed abrogated or terminated if the Corporation, in its discretion shall determine to increase the compensation of Selinger for any period of time, or if Selinger shall accept such increase, but nothing shall be deemed to obligate the Corporation to make such increase.

          3. In all other respects, all of the terms and provisions of the Employment Agreement shall remain in full force and effect during the New Term.

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          IN WITNESS WHEREOF, parties hereto have executed this
Amendment this 3rd day of May 1996.

                                   GRAHAM-FIELD HEALTH
                                   PRODUCTS, INC.


                                   By:  s/Richard S. Kolodny
                                        ----------------------------------
                                        Richard S. Kolodny
                                        Vice President,
                                        General Counsel


                                        s/Irwin  Selinger
                                        ----------------------------------
                                        Irwin Selinger

                                     -3-